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                                                                    EXHIBIT 23.5


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports dated January 27, 1995 (except as to Note 13 of the financial statements, as to which the date is February 28, 1995), included in or made part of this registration statement and to all references to our firm included in this registration statement.

                                            ARTHUR ANDERSEN LLP

Portland, Oregon
April 10, 1995